                                                       EX-99.B(h)wrssaexb

                             W&R FUNDS, INC.

                                EXHIBIT B
                              COMPENSATION

Class A Shares-Asset Strategy Fund ("Fund")

An amount payable on the first day of each month of $1.4125 for each account of the Fund which was in existence during any portion of the immediately preceding month.

Class A Shares-High Income Fund, Limited-Term Bond Fund and Municipal Bond
Fund (each a "Fund")

An amount payable on the first day of each month of $1.6125 for each account of the Fund which was in existence during any portion of the immediately preceding month.

Class A Shares-International Growth Fund, Large Cap Growth Fund, Mid Cap
Growth Fund, Science and Technology Fund, Small Cap Growth Fund, Tax-
Managed Equity Fund and Total Return Fund (each a "Fund")

An amount payable on the first day of each month of $1.3375 for each account of the Fund which was in existence during any portion of the immediately preceding month.

Class A Shares-Money Market Fund ("Fund")

An amount payable on the first day of each month of $1.75 for each account of the Fund which was in existence during any portion of the immediately preceding month and, in addition, the Fund also pays the Agent a monthly fee of $0.75 for each shareholder check it processes.

Class B Shares-Asset Strategy Fund ("Fund")

An amount payable on the first day of each month of $1.4125 for each account of the Fund which was in existence during any portion of the immediately preceding month.

Class B Shares-High Income Fund, Limited-Term Bond Fund and Municipal Bond
Fund (each a "Fund")

An amount payable on the first day of each month of $1.6125 for each account of the Fund which was in existence during any portion of the immediately preceding month.

Class B Shares-International Growth Fund, Large Cap Growth Fund,
Mid Cap Growth Fund, Science and Technology Fund, Small Cap Growth Fund,
Tax-Managed Equity Fund and Total Return Fund (each a "Fund")

An amount payable on the first day of each month of $1.3375 for each account of the Fund which was in existence during any portion of the immediately preceding month.

Class B Shares-Money Market Fund ("Fund")

An amount payable on the first day of each month of $1.75 for each account of the Fund which was in existence during any portion of the immediately preceding month.

Class C-Asset Strategy Fund ("Fund")

An amount payable on the first day of each month of $1.4125 for each account of the Fund which was in existence during any portion of the immediately preceding month.

Class C Shares-High Income Fund, Limited-Term Bond Fund and Municipal Bond
Fund (each a "Fund")

An amount payable on the first day of each month of $1.6125 for each account of the Fund which was in existence during any portion of the immediately preceding month.

Class C Shares-International Growth Fund, Large Cap Growth Fund, Mid Cap
Growth Fund, Science and Technology, Small Cap Growth Fund, Tax-Managed
Equity Fund and Total Return Fund (each a "Fund")

An amount payable on the first day of each month of $1.3375 for each account of the Fund which was in existence during any portion of the immediately preceding month.

Class C Shares-Money Market Fund ("Fund")

An amount payable on the first day of each month of $1.75 for each account of the Fund which was in existence during any portion of the immediately preceding month.

Class Y Shares-All Funds

An amount payable on the first day of each month equal to 1/12 of .15 of 1%
of the average daily net assets of the Class for the preceding month.

Effective September 1, 2000